UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2011

 CELSION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road
Columbia, Maryland 21046-2364
(Address of principal executive office)

Registrant’s telephone number, including area code: (410) 290-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on June 10, 2011 (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Celsion Corporation (the “Company”) definitive proxy statement dated April 29, 2011 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors of the Company until the 2014 Annual Meeting of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes

Gregory Weaver	2,564,700	0	416,939	8,533,790

Dr. Augustine Chow	2,588,208	0	393,431	8,533,790

In addition to the directors elected above, Robert W. Hooper, Dr. Alberto R. Martinez, Dr. Max E. Link, and Michael H. Tardugno continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal, by the audit committee of the Board of Directors, to ratify the appointment of Stegman & Company as the independent registered public accounting firm for the fiscal year ending December 31, 2011, as described in the proxy materials, was approved with approximately 98.2% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1.8% voting against the proposal.

For	Against	Abstain

11,298,027	206,634	10,768

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date:	July 11 2011	By:	s/ Timothy J. Tumminello
Timothy J. Tumminello Controller and Chief Accounting Officer